EXHIBIT 10.1
FIRST AMENDMENT TO LOAN AGREEMENT
     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of this 28th day of October, 2005, with an Effective Date (as defined below) as set forth in Section 3 hereof, by and among GRAY TELEVISION, INC., a Georgia corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto, the banks and lending institutions party to the Loan Agreement referred to below (the “Lenders”) pursuant to an authorization (in the form attached hereto as Annex A, an “Authorization”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent for the lenders (the “Administrative Agent”), BANK OF AMERICA, N.A., in its capacity as syndication agent (the “Syndication Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as documentation agent (the “Documentation Agent”).
     The Lenders have extended certain credit facilities to the Borrower pursuant to the Fifth Amended and Restated Loan Agreement dated as of June 28, 2005, by and among the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     The parties desire to amend or modify certain provisions of the Loan Agreement in certain respects on the terms and conditions set forth below. Subject to and in accordance with the terms and conditions set forth herein, the Lenders party hereto are willing to consent to the requested amendments.
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Loan Agreement.
     2. Amendments to the Loan Agreement.
     (a) Amendment to Existing Definitions. The definition of the following defined term which is set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
     “Fixed Charges” shall mean, with respect to the Borrower and its Restricted Subsidiaries, as of any date for any period, the sum of (a) all Interest Expense, (b) all required principal payments due on the Term Loan A, the Term Loan B and, as applicable, Incremental Facility Loan made pursuant to scheduled repayments under Section 2.7(b)(i)(A), Section 2.7(b)(i)(B) or the Notice of Incremental Facility Commitment, as applicable, (c) all principal payments required to be made on Total Debt (other than the Loans), (e) Capital Expenditures made during such period, (e) any federal, state or local income taxes paid in cash during such period, (f) any purchases of common stock of the Borrower by the Borrower or any of its Restricted

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Subsidiaries, in each case, for or during such period, plus (g) dividends made in respect of the Ownership Interests of the Borrower or such Restricted Subsidiary (excluding dividends made in such Ownership Interests). For purposes of calculating the Fixed Charge Coverage Ratio as of any date, Fixed Charges shall exclude (i) actual HDTV Capital Expenditures in an amount not to exceed $30,000,000.00 in the aggregate from the Agreement Date to the Maturity Date and (ii) commencing with any calculation on or after September 30, 2005, the aggregate amount of the January 2005 Dividend and the December 2004 Stock Repurchase.
     (b) Amendment to Add New Definitions. Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:
“January 2005 Dividend” shall mean that certain special cash dividend paid on January 4, 2005 in respect of the Ownership Interests of the Borrower in an aggregate amount of Five Million Eight Hundred and Seventy-One Thousand Four Hundred and Ninety-One Dollars ($5,871,491).
“December 2004 Stock Repurchase ” shall mean, collectively, the purchase(s) by the Borrower of its common stock made during the fiscal quarter ended December 31, 2004 for an aggregate amount of Eighteen Million Seven Hundred and Seventy-One Thousand Five Hundred and Forty Eight Dollars ($18,771,548).
     3. Effectiveness. This Amendment shall be deemed effective as of September 29, 2005 (the “Effective Date”) upon the satisfaction of each of the following conditions:
          (a) Amendment Document. The Administrative Agent shall have received (i) a duly executed counterpart of this Amendment executed by (A) the Borrower, (B) each Subsidiary of the Borrower that is party to any Security Document and (C) the Administrative Agent and (ii) Authorizations from the Required Lenders and the Required Revolving Lenders.
          (b) Costs and Expenses. The Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.
          (c) Other Documents. The Administrative Agent shall have received any other documents, certificates or instruments reasonably requested thereby in connection with the execution of this Amendment.
     4. Effect of the Amendment. Except as expressly modified hereby, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

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          5. Acknowledgment by Subsidiary Guarantors; Reaffirmation of Security Documents.
     (a) By their execution hereof, each of the Subsidiaries of the Borrower party hereto hereby expressly (a) consents to the modifications and amendments set forth in this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Subsidiary Guaranty and the other Loan Documents to which it is a party and (c) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Subsidiary Guaranty and the other Loan Documents to which it is a party remain in full force and effect.
          (b) The Borrower and each of its Subsidiaries party hereto hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and are hereby ratified and reaffirmed in all respects as if fully restated as of the date hereof by this Agreement. In furtherance of the reaffirmations set forth in this Section 5, the Borrower hereby grants and assigns a security interest in all collateral identified in any Security Document as collateral security for the Obligations.
          6. Representations and Warranties/No Default.
          (a) By its execution hereof, the Borrower hereby certifies that (i) each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein unless such representations and warranties relate to a specific date, in which case such representations and warranties shall be true and correct as of such specific date and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof.
          (b) By its execution hereof, the Borrower represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to any of the obligations of the Borrower under the Loan Agreement or any other Loan Document.
          (c) By its execution hereof, the Borrower hereby represents and warrants that it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms. This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the Borrower and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
     7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

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     8. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.
     9. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.
[Signatures Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWER:

GRAY TELEVISION, INC., as Borrower

By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Senior Vice President and Chief Financial Officer
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GRAY TELEVISION, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

SUBSIDIARY GUARANTORS:

WVLT-TV, INC., as Guarantor

By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Vice President and Chief Financial Officer

GRAY TELEVISION GROUP, INC., as Guarantor

By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Treasurer

GRAY TELEVISION LICENSEE, INC., as Guarantor

By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Treasurer

GRAY TEXAS L.P., as Guarantor

By: GRAY TELEVISION GROUP, INC., its General Partner

By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Treasurer

GRAY TEXAS, LLC, as Guarantor

By:	/s/ James C. Ryan

Name: James C. Ryan
Title: Treasurer
[Signature Pages Continue]

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ADMINISTRATIVE AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender and at the request of the Lenders party to the Loan Agreement pursuant to the Authorizations

By:	/s/ Joe Mynatt

Name: Joe Mynatt
Title: Director

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ANNEX A
FORM OF LENDER AUTHORIZATION

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AUTHORIZATION
                                               , 2005
Wachovia Bank, National Association
Charlotte Plaza, CP-8
201 South College Street
Charlotte, North Carolina 28288-0680
Attention: Syndication Agency Services

Re:	First Amendment dated as of October 28, 2005 (the “First Amendment”) to the Fifth Amended and Restated Loan Agreement dated as of June 28, 2005 (as amended, restated supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Gray Television, Inc. (the “Borrower”), the banks and financial institutions party thereto, as lenders (the “Lenders”), the subsidiaries of the Borrower party thereto, as guarantors (the “Guarantors”) and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”).
     This letter acknowledges our receipt and review of the First Amendment in the form posted on the Gray Television Intralinks Workspace. By executing this letter, we hereby approve the First Amendment and authorize the Administrative Agent to execute and deliver the First Amendment on our behalf.
     Each financial institution executing this Authorization agrees or reaffirms that it shall be a party to the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) to which Lenders are parties and shall have the rights and obligations of a Lender under each such agreement. In furtherance of the foregoing, each financial institution executing this Authorization agrees to execute any additional documents reasonably requested by the Administrative Agent to evidence such financial institution’s rights and obligations under the Loan Agreement.

[Insert name of applicable financial institution]

By:

Name:

Title:

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